Exhibit 99.1

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, DC 20005 www.dft.com

NEWS

Christopher Warnke
Manager, Investor Relations
202-478-2330
cwarnke@dft.com

FOR IMMEDIATE RELEASE

THURSDAY, JUNE 3, 2010

DUPONT FABROS TECHNOLOGY, INC. INCREASES

QUARTERLY COMMON SHARE DIVIDEND 50 PERCENT

REVISES FFO GUIDANCE

WASHINGTON, DC, — June 3, 2010 – DuPont Fabros Technology, Inc. (NYSE: DFT) today announced that the Company’s Board of Directors has authorized and declared a cash dividend of $0.12 per share on the Company’s common stock for the second quarter 2010. This represents an increase of $0.04 per share, or 50 percent, over the Company’s previous quarterly cash dividend of $0.08 per share. The dividend will be paid on July 9, 2010 to shareholders of record as of June 29, 2010.

“As a result of our continuing strong leasing and financial performance, we are increasing the quarterly common stock dividend in anticipation of increased REIT taxable income and distribution requirements for 2010,” commented Mark L. Wetzel, Chief Financial Officer and Treasurer.

As previously announced, the Company issued 13.8 million shares of common stock on May 18, 2010; raising $304.6 million of net proceeds to develop datacenters in Santa Clara, California and Ashburn, Virginia. As a result, the Company is revising its Funds from Operations (“FFO”) per share guidance range to $0.29 to $0.32 and $1.25 to $1.35 for the second quarter and full year, respectively. This supersedes the company’s previously issued FFO per share guidance of $0.30 to $0.34 and $1.25 to $1.45 for the second quarter and full year, respectively. See page 3 for details.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The Company’s data centers are highly specialized, secure facilities used primarily by national and international Internet and enterprise companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its 2010 EPS and FFO guidance per share are not realized, the risks commonly associated with construction and development of new facilities, including the timing thereof, the risk that the company may be unable to obtain financing as needed on favorable terms, the risk that the company is unable to satisfy the conditions required to exercise the extension option for the term loan secured by its ACC4 data center, risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of space to third-party tenants, including the ability of the company to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company will be unable to acquire additional properties on favorable terms or at all, the risk that the company will not declare and pay dividends as anticipated for 2010 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009 and quarterly report on Form 10-Q for period ended March 31, 2010 contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on the company’s website at www.dft.com. Because of the risks described above and other unknown risks, the company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

DUPONT FABROS TECHNOLOGY, INC.

2010 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q2 2010 per share	Expected 2010 per share
Earnings per share and unit – diluted	$0.09 to $0.12	$0.44 to $0.52
Depreciation and amortization, net	0.20	0.81 to 0.83

FFO per share and unit – diluted (1)	$0.29 to $0.32	$1.25 to $1.35

2010 Capital Assumptions

Weighted average debt outstanding	$898.0 million
Weighted average interest rate	7.1%

Total interest costs	$63.5 million
Total amortization of deferred financing costs	$5.7 million
Interest expense capitalized	$(21.3) to $(24.9) million
Deferred financing costs amortization capitalized	$(1.9) to $(2.3) million

Total interest expense after capitalization	$42.0 to $46.0 million

Note: Guidance assumes no new debt or equity issued from the date of this release.

2010 Other Guidance Assumptions

Total revenues	$245 to $260 million
Other revenues (included in total revenues)	$8 to $10 million
Straight-line revenues (included in total revenues)	$30 to $36 million
Below market lease amortization, net of above market lease amortization	$3 million
General and administrative expense	$14 to $15 million
Improvements to real estate excluding development	$3 to $5 million
Estimated required REIT dividend distribution payout	$0.44 per share
Weighted average common shares and OP units - diluted	77.3 million

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions.

# # #